Exhibit 10.6

Intellectual Property Rights Licensing Contract

(Translation)

Party A (licensor) : Shenzhen Chuangxiang Network Technology Limited

Address: room 201, building A, no.1 qianwan road, qianhai shenzhen-hong kong cooperation zone, Shenzhen (entering Shenzhen qianhai commercial secretary co., LTD.

Legal representative: Jiyin Li.

Party B (licensee) : Chuangxiang Network Technology (Shenzhen) Co., LTD.

Address: room 201, building A, no.1 qianwan road, qianhai shenzhen-hong kong cooperation zone, Shenzhen (entering Shenzhen qianhai commercial secretary co., LTD.

Legal representative: Jiyin Li.

Part One The General

Party A and party B in line with the voluntary, equality, fairness, honesty and credit principle, authorized by party A to party B to use its own intellectual property matters, based on fully friendly consultation, conclude the following contract, to be kept together.

Article 1 Licensing

Party A shall grant Party B the right to use the trademark, works and other rights through a package of authorization, and the specific authorization content shall be stipulated in other parts of this contract.

Article 2 Time Limit

1. The term of this contract is 10 years, from April 20, 2017 to April 20, 2027. Both parties may terminate or renew the contract in advance according to the contract.

2. Party B tend to renew the contract ,need to submit the contract to party A in writing within 2 months prior to the expiration of this contract. Party A agrees to sign a renewal contract with party B.

Part Two Trademark License

Article 3 Trademark used for licensing

The trademark party A authorizes party B to use is the registered trademark of which party A have exclusive right when the contract becomes effective. (please refer to the attachment for detailed information of trademark logo and scope of use)

Article 4 Scope of permission to use

(1) Party A authorizes party B to use the trademark of the territory scope is unlimited.

(2) At the same time, party B shall limit the use of the trademark to the goods or services approved by party A's registered trademark.

Article 5 Supervision and filing

(1) Party A shall have the right to supervise the quality of products and service which use the authorized trademark by licensee. Party B shall guarantee the quality of goods and service of the registered trademark.

(2) Party B shall indicate the name of party B and the origin of the goods on the goods, service sites or carriers that use the registered trademark of party A.

(3) Party A shall be responsible for filing the trademark license within the scope of this contract to the trademark office.

Article 6 The nature of the license

(1) Party A authorizes party B to use the registered trademark for ordinary license, while party B cannot authorize other units or individuals to use the registered trademark.

(2) Party A shall have the right or authorize other third party to use the registered trademark covered by this contract in the same place and manner as party B.

Article 7 The rights and obligations of both parties

(1) During the term of this contract, party A shall ensure the validity of the registered trademark and the renewal of the registered trademark in time.

(2) Party A shall not arbitrarily change the words, graphics, letters, numbers, three-dimensional marks and color combinations of party A's registered trademark; Party B shall not use the trademark without the range of goods or services approved by the registered trademark.

If party A finds that party B has violated the provisions of this paragraph and does not correct the time limit specified by party A, party A shall have the right to revoke the license of the corresponding trademark.

(3) Party A shall have the right to supervise and inspect the products and services of party B using the registered trademark, and party B shall actively cooperate with party A; If party A finds that party B's products or services are inferior in quality and does not correct within the time limit specified by party A, party A shall have the right to revoke the license of the corresponding trademark.

(4) Party B's goods or services in the process of using party A's trademark, cause violation for consumers or other third parties, liability shall be borne by party B. If party A take responsibility on compensation, party B should make compensation for party A's loss.

(5) Party B shall not in any way to make, use, or in the same or similar category register with party A registered trademark or chartered logo identical or similar trademarks, otherwise party A has the right to cancel the corresponding trademark licensing.

(6) In the process of party B in the use of a registered trademark, due to the reason of party B by administrative organs shall be investigated for legal responsibility, all liability shall be borne by party B, if party A therefore was fined by the administrative organs, party B shall bear the liability of economic and other losses of party A for compensation.

Part Three copyright licenses

Article 8 Licensed work

When the contract comes into effect, party A authorizes party B to use the computer software works and other works that it enjoys copyright. (please refer to the appendix of the contract for specific works)

Article 9 Scope and method of authorization to use

(1) Party A authorizes party B to use the geographical scope of party A's works is unlimited.

(2) Party B shall copy the works of party A as is, in the territory authorized to use and reproduce the original copy of party A's works in the premises of party B. In addition, party B shall not use party A's works in other ways. The other copyright rights of party A for its work items (i.e., the law of the People's Republic of China copyright law stipulated in article 10 of the rights other than copy rights), party B if needs to use, separately authorized by party A is necessary.

Article 10 The nature of the license

(1) Party A authorizes party B to use its works for general permission, while party B cannot authorize other units or individuals to use the works of party A.

(2) Party A shall have the right to use, or authorize any third party other than party B, to use the works of party A as mentioned in this contract in the same manner as party B.

(3) Party B shall not engage in the following behaviors without the written consent of party A:

1. To provide, sell, lend, lease, transfer or provide part of the license, transfer or other means of use by the licensed software to a third party;

2. Permission for all or part of the translation software, decomposition, reverse compile, disassemble, reverse engineering, or other attempts to everywhere from licensed software source code, or on the basis of the licensed software written or developing derivative software, derivatives or other software;

3. Limit, destroy or bypass the encryption attachments attached to the license software or other restrictive measures provided by party A to ensure proper use of the licensed software;

4. To use the licensed software for other purposes other than party B's internal use, including but not limited to providing data processing services, application services, business sharing or other software sharing arrangements to third parties;

5. To remove, conceal or change the marks of the licensed software copyright or trademark on the licensed software.

Article 11 The rights and obligations of both parties

(1) Party B shall not distort or tamper with the works of party A in the process of the original copy of party A's works.

(2) Party B shall not use works similar to or similar to party A's works.

(3) Party B shall not use the works or similar works of party A's as trademarks or apply for trademark registration to any trademark office in any country or region.

Party B shall use the authorization of party A in accordance with the law, party A's work may not be used for illegal, vulgar, obscene, and violation of social morality of the service, product, packaging or decoration, as a result of party B's violation use caused by administrative organs, all liability shall be borne by party B, if therefore cause the economic loss and other losses of party A, party B shall compensate party A for the loss.

(3) Party B that apply party A's work to production, product packaging, product sales, advertising, products and advertising samples which should be sent to party A for examination, can be implemented with written consent of party A.

(4) Party B shall not publish party A's work in books or newspapers, party A using party A's work in place of business or marketing used in the brochure should be with party A's written consent prior to implementation.

(5) If party B tend to use party A's work performed, the venue is limited within the party B's premises, the performance may not be made into video recordings of foreign sales, gifts, or as an adjunct to foreign tying, free.

(6) Party B if tend to use party A's work and/or video recording products, these products can only be used in the premises of party B, the products shall not foreign sales, gifts, or as an adjunct to foreign tying, free.

(7) In the process of using party A's works, party B shall mark the words "authorized by party A".

(8) Party A shall ensure that the works authorized to party B are protected by law.

(9) If party B violates the obligations stipulated in this article, party A shall have the right to revoke the license and shall have the right to hold party B liable for breach of contract.

Part Three Other license

Article 12 Other license

Upon the entry into force of this contract, if party B still needs the license other than the aforementioned provisions, party A shall, in accordance with the actual circumstances, give permission in writing.

Part Four Liability for breach of contract

Article 13 If one party fails to perform or incomplete performance of any obligations under this contract, the other party shall have the right to inform its correction, it should correct within 10 days after notification .If the correction is overdue, the observant party has the right to terminate the contract.

Article 14 If party B's fault causes infringement or other economic losses to the third party, party B shall be liable for compensation. If party A is paid to the outside party, party A may claim compensation from party B.

Article 15 After the termination of this contract, party B shall immediately cease to use the registered trademark, franchise logo, work, trade secret, trade number and other party A's authorized party b to use the project.

Article 16 After the termination of this contract, in addition to reception of party A, party B shall according to party A all calls to replace the business license to use the characteristic of the internal and external configuration design, decoration, decoration, color, layout, facilities, equipment, or removal of a registered trademark, charter marks and other related to this contract the authorized the use of any identity, works.

Part six The force majeure

Article 17 Any party due to force majeure and its own no-fault fails to fulfill the obligation of this contract in whole or in part will not be regarded as a default, but should take the necessary remedial measures under the conditions allow, in order to reduce the loss caused by force majeure. In case of force majeure, the party shall inform the other party of the event in writing as soon as possible, and within a reasonable time of appearance of event, submit an instruction about unable to perform or part cannot perform the contract and the reason for the moratorium to other party.

Part seven Other conventions

Article 18 The invalidity of part of this contract shall not affect the validity of other provisions and this contract.

Article 19 All disputes arising out of this contract shall be settled by the parties through negotiation. If no settlement can be reached through negotiation, either party may bring a lawsuit to the local court of party a.

Article 20 This contract shall be made in two originals, with one held by each party and have the same legal effect.The contract come into force upon signature or seal of both parties.

(The following is the contract signing page, no text)

Annex I: the registered trademark party A enjoys exclusive right.

Appendix 2: works party A enjoys the copyright.

SIGNED and SEALED by

For and on behalf of

Party A: Chuangxiang Network Technology (Shenzhen) Limited

Legal Representative: Jiyin Li

SIGNED and SEALED by

For and on behalf of

Party B: Shenzhen Chuangxiang Network Technology Limited

Legal Representative: Jiyin Li